UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 4, 2021

QURATE RETAIL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Series A common stock	QRTEA	The Nasdaq Stock Market LLC
Series B common stock	QRTEB	The Nasdaq Stock Market LLC
8.0% Series A Cumulative Redeemable Preferred Stock	QRTEP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On November 4, 2021, Qurate Retail, Inc. (the “Company”) issued a press release (the “Earnings Release”) setting forth information, including financial information, which is intended to supplement the financial statements and related Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the Securities and Exchange Commission (the “SEC”) on November 4, 2021.

This Item 2.02 and the Earnings Release attached hereto as Exhibit 99.1, insofar as they disclose historical information regarding the Company's results of operations or financial condition for the quarter ended September 30, 2021, are being furnished to the SEC.

Item 7.01. Regulation FD Disclosure.

On November 4, 2021, the Company announced that its Board of Directors declared the regular quarterly cash dividend payable to holders of its 8.0% Series A Cumulative Redeemable Preferred Stock (the “Preferred Stock”). The per share amount of the quarterly cash dividend will be $2.00, payable in cash on December 15, 2021 to stockholders of record of the Preferred Stock at the close of business on November 30, 2021.

On November 4, 2021, the Company also announced that its Board of Directors declared a special cash dividend in the amount of $1.25 per common share, for an aggregate dividend of approximately $495 million based on shares outstanding as of October 31, 2021 (to be updated for actual shares outstanding as of the record date), payable in cash on November 22, 2021 to stockholders of record of the Company’s Series A and Series B common stock at the close of business on November 15, 2021.

On November 5, 2021, the Company announced certain key dates, including the ex-dividend date established by Nasdaq, with respect to the Company’s upcoming special dividend of cash to holders of shares of its Series A and Series B common stock. These dates apply only to the Company’s special dividend of cash to holders of its Series A and Series B common stock, and not its previously announced regular quarterly cash dividend payable to holders of the Preferred Stock.

This Current Report on Form 8-K and the press releases attached hereto as Exhibit 99.2, Exhibit 99.3 and Exhibit 99.4 are being furnished to the Securities and Exchange Commission under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed "filed" for any purpose.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Earnings Release, dated November 4, 2021.
99.2	Press Release, dated November 4, 2021, regarding the quarterly cash dividend.
99.3	Press Release, dated November 4, 2021, regarding the special cash dividend.
99.4	Press Release, dated November 5, 2021, regarding the key dates for the special cash dividend.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2021

QURATE RETAIL, INC.

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Senior Vice President

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